Change in Terms Agreement

Principal	Loan Date	Maturity	Loan No.	Call/Coll	Account	Officer	Initials
$4,097,717.59	3/10/2020	3/10/2029		9A/3010		CKA
References to the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.

Borrower:	BayFirst Financial Corp fka First Home Bancorp, Inc.	Lender:	FIRST NATIONAL BANKERS BANK Florida Region
	700 Central Avenue, Suite 102		605 Crescent Executive Court, Suite 224
	St. Petersburg, FL 33701		Lake Mary, FL 32746

Principal Amount: $4,097,717.59        Initial Rate: 6.750%     Date of Agreement: December 30, 2025
DESCRIPTION OF EXISTING INDEBTEDNESS. Promissory Note dated March 10, 2020 i/a/o $4,097,717.59, with current balance of $1,593,556.81.
DESCRIPTION OF COLLATERAL. 51,000 shares of BayFirst National Bank certificate #102. These shares replace 51,000 share of First Home Bank certificate #101 already held at FNBB.
DESCRIPTION IN CHANGE IN TERMS. The Principal plus Interest payment of $142,269.38 due December 10, 2025 will be deferred. Regularly scheduled Principal plus Interest payments will resume with the March 10, 2026 payment.
CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligations(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification of release, but also to all such subsequent actions.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER:

BAYFIRST FINANCIAL CORP FKA FIRST HOME BANCORP, INC

BY:

LENDER:

FIRST NATIONAL BANKERS BANK

BY:

Florida Documentary Stamp Tax
This note modifies that certain note dated March 10, 2020, evidencing an original principal amount of $4,097,717.59 on which documentary stamp taxes have been paid.